INDEPENDENT AUDITORS' CONSENT


BOARD OF DIRECTORS AND STOCKHOLDERS
INTELIDATA TECHNOLOGIES CORPORATION:

We consent to the incorporation by reference in the registration statements (No. 333-16115, No. 333-16117 and No. 333-16121) on Form S-8 of InteliData
Technologies Corporation of our report dated February 5, 1996, relating to the consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1995, which report appears in the December 31, 1997 annual report on Form 10-K of InteliData Technologies Corporation.


                                   /s/ KPMG PEAT MARWICK LLP

                                   KPMG PEAT MARWICK LLP

Washington, D.C.
March 31, 1998